Rob Gruening
Director, Corporate Communications
F5 Networks
(206) 272-6208
r.gruening@f5.com
Suzanne DuLong
VP, Investor Relations
F5 Networks
(206) 272-7049
s.dulong@f5.com
Holly Lancaster
WE Communications
(415) 547-7054
hluka@we-worldwide.com
F5 to Acquire Shape Security, Transforming Application Security

•
Shape, a leader in fraud and abuse prevention, adds protection from automated attacks, botnets, and targeted fraud to F5’s world-class portfolio of application services, protecting customers’ digital experiences.

•	Strategic acquisition accelerates F5’s growth momentum and more than doubles F5’s addressable market in security.
SEATTLE and SANTA CLARA, DECEMBER 19, 2019 - F5 Networks, Inc. (NASDAQ: FFIV) and Shape Security today announced a definitive agreement under which F5 will acquire all issued and outstanding shares of the privately held Shape for a total enterprise value of approximately $1 billion in cash, subject to certain adjustments.
Shape protects the largest banks, airlines, retailers, and government agencies with sophisticated bot, fraud and abuse defense. In particular, Shape defends against credential stuffing attacks, where cybercriminals use stolen passwords from third-party data breaches to take over other online accounts. Shape has built an advanced platform, utilizing artificial intelligence and machine learning, supported by powerful cloud-based analytics to protect against attacks that bypass other security and fraud controls.
This acquisition brings together F5’s expertise in protecting applications across multi-cloud environments with Shape’s fraud and abuse prevention capabilities to transform application security. Together F5 and Shape offer organizations comprehensive, end-to-end application security potentially saving billions of dollars lost to fraud, reputational damage and costly disruptions to critical online services.
Shape’s application protection platform evaluates the data flow from the user into the application and leverages highly-sophisticated cloud-based analytics to discern good traffic from bad. With F5’s location in the data flow of traffic in over 80% of Fortune 500 application infrastructures, F5 provides the ideal insertion point for Shape’s security services. Together F5 and Shape will dramatically reduce the time and resources needed for organizations to deploy world-class online fraud and abuse protection.
“We know from the companies we work with that applications are critical to running their business. To drive maximum business value and the best experiences for their customers, these apps need to perform flawlessly while protecting data security and user privacy. When a website or application experience is degraded by web fraud and abuse, the result is lost revenue, lost brand equity and customers jumping ship to the competition,” said F5 President and CEO, François Locoh-Donou.

“With Shape, we will deliver end-to-end application protection, which means revenue generating, brand-anchoring applications are protected from the point at which they are created through to the point where consumers interact with them-from code to customer,” continued Locoh-Donou. “Beyond opening a fast-growing $4 billion adjacent market, Shape’s machine learning and AI-powered capabilities will scale and extend F5’s broad portfolio of application services and expand our ability to optimize and protect customers’ applications in an increasingly complex multi-cloud world.”
"Since Shape’s inception, we observed a consistent pattern in customer after customer: the use of F5 technology to deliver and enable their applications,” said Derek Smith, co-founder and CEO of Shape.  “Now, we look forward to the opportunity to deeply integrate into F5’s platform for application delivery and security - F5 provides the optimum traffic flow insertion point for Shape’s industry-leading online fraud and abuse prevention solutions. This, combined with F5’s global go-to-market scale, means we can jointly protect significantly more customers’ applications and users from sophisticated attacks and malicious traffic.”
Upon closing of the acquisition, Derek Smith, and the leadership team will join F5 in key management roles. Shape will remain located in their current Santa Clara headquarters.
Transaction Details
The acquisition of Shape is consistent with F5’s vision to build the best end-to-end multi-cloud application services company. It accelerates F5’s product and total revenue growth; speeds F5’s transition to a software- and SaaS-driven business model; and is expected to meaningfully increase F5’s software subscription mix in fiscal year 2020.
F5 expects to achieve breakeven non-GAAP EPS within 24 months of closing the acquisition and anticipates that the combination will be accretive to free cash flow per share within 12 months of closing.  F5 expects to fund the transaction through cash on its balance sheet and $400 million in a Senior Unsecured Term Loan A.
The acquisition has been approved by the boards of directors of both F5 and Shape. The acquisition is subject to regulatory approvals and other customary closing conditions. The transaction is expected to close in the first calendar quarter of 2020.
Advisors
Foros and JP Morgan acted as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel to F5 on this transaction. Qatalyst Partners acted as financial advisor and Sidley Austin LLP provided legal counsel to Shape.
F5 Live Conference Call & Webcast Details
F5 will host a live webcast and conference call to discuss the transaction with investors and analysts beginning at 5:00 p.m. ET or 2:00 p.m. PT, today, December 19, 2019. The live webcast and supplementary materials can be accessed at: https://investors.f5.com/.
To participate in the live call via telephone in the U.S., dial (866) 209-3822 and request the “F5 Networks” call. Outside the U.S., dial +1 (647) 689-5683. Please dial in 10 minutes prior to the call start time.
Replay Conference Call & Webcast Details
The webcast replay will be archived on the Investor Relations page of F5’s website. The dial-in audio replay will be available until 12:00 a.m. ET on December 22, 2019 or 9:00 p.m. PT, December 21, 2019 by dialing (800) 585-8367 or +1 (416) 621-4642 and using Conference ID: 5338699.
Additional Information
F5 Blog: A Letter to F5 Employees from CEO François Locoh-Donou Announcing Shape Security Acquisition

About F5
F5 (NASDAQ: FFIV) powers applications from development through their entire lifecycle, across any multi-cloud environment, so our customers - enterprise businesses, service providers, governments, and consumer brands-can deliver differentiated, high-performing, and secure digital experiences.
For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
About Shape
Shape, based in Santa Clara, CA, invented the world’s first botwall in 2011. Today, Shape defends the world’s largest enterprises from all types of fraud against their online applications, including more than half of all online banking in North America. Shape’s fraud prevention platform detects and blocks up to 1 billion fraudulent or unwanted transactions daily, while keeping 200 million legitimate human logins and other interactions safe. Shape provides omnichannel protection for web applications, mobile applications and API interfaces; the company’s mobile SDK is deployed on more than 200 million iOS and Android devices worldwide. The company has been recognized as a World Economic Forum Technology Pioneer, as a CB Insights AI 100 company, and in the Deloitte Technology Fast 500™as fastest-growing company in Silicon Valley and the third-fastest growing company in the U.S. To learn more, visit www.shapesecurity.com.
F5 Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s and Shape’s business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance  of Shape and F5 offerings; potential disruptions to F5’s business and distraction of management as F5 integrates Shape’s business and technology; F5’s ability to successfully integrate Shape’s products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell Shape’s product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of Shape and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; uncertainties as to the timing of the transaction; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; F5’s share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.